EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into and effective this January 31, 2008 (“Effective Date”), by and among Concert Group Logistics, Inc., a Delaware corporation (the “Employer”), Parent (as defined herein), and Gerald Post (hereinafter “Employee”).
PREAMBLE
     WHEREAS, Employer is a wholly owned subsidiary of Express-1 Expedited Solutions, Inc., a Delaware corporation (“Parent”).
     WHEREAS, Parent is engaged in the expedited transportation business, and Employer is engaged in the time critical, time sensitive, and cost sensitive domestic and international surface, air and ocean freight forwarding business;
     WHEREAS, Parent and Employer, concurrently herewith, have acquired (the “Acquisition”) substantially all of the assets of Concert Group Logistics, LLC, an Illinois limited liability company engaged in the time critical, time sensitive, and cost sensitive domestic and international surface, air and ocean freight forwarding business (“Concert”);
     WHEREAS, Employee is a member of Concert and served as a senior executive of Concert;
     WHEREAS, the entry into this Agreement is a condition precedent of Parent, Employer, and Concert to the closing of the Acquisition;
     WHEREAS, the Employer desires to employ the Employee, and Employee desires to be employed by the Employer, upon the terms and conditions hereinafter set forth;
     NOW THEREFORE, to assure the Employer that it will have the continued dedication of the Employee and the availability of his or her advice and counsel, and to induce the Employee to remain in the employ of the Employer, and for other good and valuable consideration and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee, intending to be legally bound, agree as follows:
     1. Preamble. The above preamble is true, correct, and herein incorporated by reference.
     2. Employment and Duties. The Employer hereby hires the Employee, and Employee hereby accepts employment, as President of Employer, to perform such duties as are customary for a President, including overall management and oversight of the Employer’s operations, the execution of contracts on behalf of the Employer, as well as performing such other and further duties as the Parent’s Chief Executive Officer (the “CEO”) may from time to time deem appropriate for Employee to render. Employee shall faithfully devote his full business time, attention, knowledge, energy and skills to the rendition of services on behalf of Employer in accordance with this Agreement, and shall exert his best efforts in the rendition of such services. All of Employee’s services hereunder shall be performed in the best interests of the Employer and Parent. Employee further agrees that in the rendition of his services and in all aspects of his employment, he will comply with all reasonable policies, standards and regulations established by Employer and Parent from time to time. Without limitation, Employee shall faithfully, truthfully and accurately account to, and take the direction of, the CEO.
     3. Employment Term. This Agreement shall be for an initial term commencing on the Effective Date and continuing until January 31, 2011, and shall automatically renew in 1 year increments thereafter, unless and until (i) either party provides the other party with written notice of non-renewal at least 45 days prior to the end of any such period; or (ii) this Agreement is earlier terminated as provided herein (the “Term”).
     4. Facilities. The current office in which Employer conducts its business, and from which Employee shall perform Employee’s services, is located at 1430 Branding Avenue, Suite 150, Downers Grove, IL 60515, provided, however, that Employer may relocate said office anywhere in the Chicago metropolitan area in Employer’s sole discretion. Employee shall undertake all necessary travel or business trips for the Employer’s business as are reasonably required by and on behalf of the Employer.
     5. Compensation.
          5.1 Base Compensation. As “Base Compensation” for the services to be rendered by Employee under this Agreement, Employer shall pay to Employee a gross annual salary (less social security, withholding taxes, and other normal deductions) of $180,000. Such Base Compensation shall be payable in arrears in accordance with Employer’s standard payroll practice, as may be changed by Employer from time to time. In the event any Base Compensation is due for a partial period, it shall be prorated weekly, then further prorated over a five day work week to compensate for those days actually worked. Employer agrees to review Employee at least annually to consider increasing (but not decreasing) Employee’s Base Compensation based on Employee’s performance and productivity. Employee shall have no vested right to any additional Base Compensation unless and until approved by Parent’s Board of Directors (the “Board”).
          5.2 Incentive Compensation. The Employer shall also pay Employee such incentive compensation or bonuses as the Employer, through the Board, deems reasonable and appropriate, in its sole discretion, provided, the intent of the Board is to provide incentive compensation or bonuses to Employee at least equal to that provided to Employee as an executive officer of Concert as a percentage of Base Compensation. The Employee shall have no vested right or entitlement to any incentive compensation or bonuses unless and until formally approved by the Board.
     6. Benefits. Employee shall be entitled during the Term of this Agreement to participate in and receive all rights and benefits available under any health, disability, accident, life and medical insurance or other benefit plans now or hereafter provided by the Employer for any of its executive employees.
     7. Expenses. The Employer shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities, or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Employer may reasonably request in accordance with its standard policies and procedures.

     8. Vacation. Employee shall be entitled to four (4) weeks paid vacation during each calendar year of employment hereunder, to be taken consistent with the Employer’s vacation policy. Employee shall take such vacation time for such durations and at such times as may be mutually agreed between Employer and Employee. All vacation time accrued during any calendar year of employment shall lapse if not taken during such calendar year. Employee shall also be entitled to all recognized holidays provided to all employees of Employer.
     9. Termination.
          9.1 For Cause by Employer. This Agreement may be terminated by Employer at any time for “Cause”. In the event Employee shall be terminated for Cause, the termination shall be effective immediately upon delivery of written notification by Employer to Employee (subject to any stated cure periods). The term “Cause” shall be for any one of the following matters:
               9.1.1 Upon material violation by Employee of any of the provisions of this Agreement, or the rules, policies, and/or procedures of Employer or Parent, or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from the Employer or Parent, if such violation is not cured as soon as is reasonably practical, and in any event within thirty (30) days after written notice from Employer, or if Employee commits the same violation within twelve (12) months of receiving any such notice.
               9.1.2 Upon the Employee’s violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over the Employer, Parent, or Employee relative to the conduct of the Employee in connection with the Employer’s or Parent’s business or its securities, if such violation is not cured as soon as is reasonably practical, and in any event within thirty (30) days after written notice from Employer, or if Employee commits the same violation within twelve (12) months of receiving any such notice.
               9.1.3 Upon the death or total disability of Employee. For purposes hereof, the terms “disabled” or “disability” shall be defined as the inability of Employee to perform all or substantially all of the duties and obligations contemplated by or required under this Agreement as a result of accident, illness, disease, or injury, for a period of ninety (90) consecutive days, or any one hundred eighty (180) days in any twelve (12) consecutive months.
               9.1.4 Upon conviction of Employee of a felony under the laws of the United States of America or any state therein.
               In the event this Agreement is terminated by Employer for “Cause” prior to the expiration of its Term, Employer shall pay to Employee all accrued Base Compensation, other compensation and benefits due through the date of termination, as are expressly provided herein.
               9.2 For Good Reason by Employee. This Agreement may be terminated by Employee at any time for “Good Reason.” In the event Employee shall terminate this Agreement for Good Reason, the termination shall be effective immediately upon delivery of written notification by Employee to Employer. The term “Good Reason” shall mean a termination by Employee as a result of (i) the Employer relocating the office from which Employee performs Employee’s services hereunder outside of the Chicago metropolitan area, (ii) assignment to Employee of duties that are materially inconsistent with Employee’s title and position or any other actions that result in a material diminution of Employee’s title, position, authority or responsibilities or (iii) a material breach by the Employer or Parent of its obligations hereunder which is not cured as soon as reasonably practical and in any event within thirty (30) days after written notice from Employee. In the event this Agreement is terminated by Employee for Good Reason prior to the expiration of its Term, (i) Employee shall be entitled to receive a lump sum severance payment equivalent to all accrued and unpaid Base Compensation, incentive compensation, if any, and benefits as are due through the date of termination; and (ii) Employer shall continue to pay Base Compensation to Employee for the longer of the following two periods: (a) the remainder of the Term; and (b) the date that is one (1) year after the date of termination. Provided, however, that Employee shall remain available to Employer to provide services to Employer during the period of time Employer is making severance payments hereunder. In the event Employee accepts other employment during such time, any amount payable with respect to said other employment shall be offset against the amounts payable by Employer to Employee under this Section 9.2.
          9.3 Without Cause or Good Reason. This Agreement may be terminated by Employer without Cause or by Employee without Good Reason at any time upon written notice to the other, as follows:
               9.3.1 By Employer. If this Agreement is terminated by Employer without Cause, upon such termination (i) Employee shall be entitled to receive a lump sum severance payment equivalent to all accrued and unpaid Base Compensation, incentive compensation, if any, and benefits as are due through the date of termination; and (ii) Employer shall continue to pay Base Compensation to Employee for the longer of the following two periods: (a) the remainder of the Term; and (b) the date that is one (1) year after the date of termination. Provided, however, that Employee shall remain available to Employer to provide services to Employer during the period of time Employer is making severance payments hereunder.
               9.3.2 By Employee. If this Agreement is terminated by Employee without Good Reason, upon such termination Employee shall be entitled to receive a lump sum severance payment equivalent to all accrued and unpaid Base Compensation, incentive compensation, if any, and benefits as are due through the date of termination.
          9.4 Termination for any Reason. If the Employee’s employment with the Employer is terminated under any circumstances, including without limitation, by reason of retirement, death, disability, discharge for Cause, termination without cause, or any other termination, the Employee shall have no right to receive any payments in respect of this Agreement except as expressly provided in Sections 9.1 through 9.3 hereof and as otherwise required by applicable law (for instance, the right to participate in the Employer’s health insurance plan, at the Employee’s expense, pursuant to the provisions of COBRA or similar state law).
          9.5 Withholding of Taxes. The Employer shall withhold from any amounts payable under this Article all federal, state, local or other taxes that are legally required to be withheld.
     10. Confidential Information.
          10.1. Defined. As used herein, the term “Confidential Information” shall mean and refer to all confidential, proprietary or trade secret information of the Employer relating to the research, design, development and/or potential marketing of its products or services, including all concepts and technologies related thereto, which information is proprietary to and owned by the Employer.

     “Confidential Information” shall further mean, without limitation, all information relating to the relationship of the Employer to its respective customers or suppliers (including, without limitation, the identity of any customer or supplier), the research, design, development, manufacturing, marketing, pricing, costs, capabilities, capacities, and business plans related to the products and services of the Employer; the financing arrangements of the Employer, or the financial condition or prospects of the Employer; all advertising and promotional materials, manuals, scripts, methodologies, business plans, marketing plans, and other distribution techniques of the Employer; and any other information relating to the assets, products, services, conditions or business of the Employer that is not in the public domain. Without limitation, the term “Confidential Information” would also include all information, ideas, technologies, business plans, and concepts developed in connection with and during the relationship between the Parties herein, whether independently developed by the Employer or the Employee, or by their joint efforts. The foregoing shall not apply to plans and concepts developed by or worked on by Employee which are unrelated to the business conducted by the Employer.
     The term “Confidential Information” shall further include all written or other tangible manifestations or depictions of the aforesaid Confidential Information, including any and all writings, electronic or graphic material, or any copy of any writing, electronic or graphic material, including, but not limited to, the original and any non-identical copies of any: correspondence; papers; books; pamphlet; periodicals; photographs; objects; microfilm or microfiche; note or sound recording or other memorial of any type of oral communication, meeting or conference; memoranda; records; reports; studies; written forecasts, projections, analyses or estimates; desk or other calendars; appointment books; diaries; data sheets; data processing cards; computer disks; audio or video tapes; movies or motion pictures; slides; computer printouts; work papers; charts; graphs; new clippings; press releases; and transcripts of any of the aforesaid.
          10.2. Ownership. All Confidential Information, in whatever form, shall be and remain the sole and exclusive property of the Employer. This Agreement provides the Employee no rights to utilize such Confidential Information except as expressly agreed herein or otherwise between the parties in writing, nor shall the Employee have any vested rights in such Confidential Information. Any and all Confidential Information provided to Employee by the Employer shall be promptly returned to the Employer upon the termination of this Agreement, or upon written request of the Employer. Employee shall also certify to the Employer, upon request, that all such Confidential Information has been returned, and that none has been retained, in any form, by the Employee.
          10.3. Protection of Confidential Information. Employee understands and acknowledges that the Confidential Information has been developed and/or obtained by Employer by the investment of significant time, effort and expense, and that the Confidential Information is a valuable, special and unique asset of the Employer, which provides the Employer with a significant competitive advantage. Therefore, and except as expressly authorized in writing by the Employer, the Employee shall not disclose, disseminate or distribute any Confidential Information to any person, firm, association, partnership, or corporation not affiliated with the Employer, or not otherwise reasonably necessary for purposes of promoting the Employer’s business, products and services, and shall forever hold such Confidential Information in confidence.

     Confidential Information shall not include information that is generally available to the public or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement.
     Notwithstanding the aforesaid, the Employee may disclose or produce any Confidential Information to the extent required by any lawful subpoena, court order, or other governmental action, provided the Employee immediately advises the Employer of such subpoena, court order, or other action, in writing, at least seven (7) days prior to any date of required compliance specified therein or such shorter time if compliance is required in a shorter time so as to afford the Employer a reasonable opportunity to appear, object and/or obtain a protective order or other appropriate relief regarding such disclosure.
     11. Non-Competition Covenant. As a further inducement to Employer to enter into the Acquisition and its relationship with the Employee, the Parties further agree as follows:
          11.1. Legitimate Business Interests. After such discussion and consultation with their respective attorneys as the Parties deemed necessary, the Parties agree that the Employer has legitimate business interests which much be protected hereunder. In part, this is based upon the following “legitimate business interests”:
               11.1.1. Trade secrets;
               11.1.2. Valuable confidential business or professional information that otherwise does not qualify as trade secrets;
               11.1.3. Substantial relationships with specific prospective or existing customers, suppliers, or clients;
               11.1.4. Names of Employer’s truck drivers and the terms of Employer’s contracts with them;
               11.1.5. Confidential business lists;
               11.1.6. Names and addresses of customers, clients, suppliers and vendors;
               11.1.7. Proprietary methods of doing business;
               11.1.8. Extraordinary or specialized training;
               11.1.9. The Confidential Information.
     It is acknowledged between the Parties that the provisions contained in this Agreement are reasonable in terms of scope, time and geographical location; that the restrictions contained herein are reasonable restraints upon Employee; and that any violation of the terms of the covenants contained in this Agreement could have a substantial detrimental effect on the Employer. Employee has carefully considered the nature and extent of the restrictions imposed upon him and the rights and remedies conferred upon the Employer under the provisions of this Agreement and hereby acknowledges and agrees that the same are designed to protect the legitimate business interests of the Employer, do not stifle Employee’s inherent skill and experience, would not operate as a bar to Employee’s sole means of support, and are fully required to protect the legitimate business interests of the Employer and do not confer a benefit upon the Employer disproportionate to the detriment of the Employee. The Parties further acknowledge and agree that Employee’s right to work and pursue his chosen occupation is not and will not be unreasonably restrained by the provisions of this Agreement.
          11.2. Restrictions. Employee agrees and covenants that he will not, either directly or indirectly, as an owner, employee, partner, joint venturer, stockholder, officer, director, employee, agent, licensee or franchisee, for any person, firm, partnership, corporation or other entity, do any of the following acts:
               11.2.1. Solicit, encourage or advise the Employer’s clients, customers or suppliers, who conducted any business with Employer at any time during the Restrictive Period or who became known to Employee during the Restrictive Period, to obtain or seek products or services the same as or similar to the Employer’s from any other source not affiliated with the Employer;
               11.2.2. Sell, distribute, market, provide or otherwise disseminate the Employer’s products or services, or products or services substantially similar to the Employer’s products or services, or otherwise compete with the Employer, anywhere within any state in the United States in which the Employer has conducted operations during the Restrictive Period;
               11.2.3. Hire, recruit or employ any employee of Employer (other than pursuant to a general advertisement or after termination of such employee’s employment); solicit or cause any person or entity to solicit, either directly or indirectly, any of the employees or independent contractors of Employer, whether directly or indirectly to terminate their relationship with the Employer; or solicit or cause any person or entity to solicit, either directly or indirectly, any individual or entity with which Employer may have a business relationship, including its suppliers and vendors, to terminate their business relationship with the Employer;
               11.2.4. Persuade or encourage, directly or indirectly, another person or entity to compete with the Employer in its business, or in the sale of the Employer’s products or services, or products or services substantially similar to the Employer’s products and services;
               11.2.5. Persuade or encourage, directly or indirectly, another person or entity to modify, terminate, cancel, reduce the extent of or revoke any business agreement or relationship with the Employer.
          11.3. Duration. The restrictions contained in Section 11.2 above shall remain in full force and effect during the Term of this Agreement, and for the longer of the following two periods thereafter (collectively the “Restrictive Period”): (i) three (3) years after the Effective Date; and (ii) one (1) year after the expiration, natural termination, or earlier termination, for any reason, with or without Cause or Good Reason, whether by Employer or Employee, of this Agreement. Provided, however, said Restrictive Period shall be extended by any periods of time during which Employee is in violation of any covenant set forth in Section 11.2 and, with respect to a termination with Good Reason or without Cause, shall only be in force and effect for so long as the Employer is making the severance payments.
          The provisions of this Agreement regarding the confidentiality of the Confidential Information shall apply at all times during the Term of this Agreement.

          11.4. Reconstruction of Restrictive Covenants. The Parties agree, having discussed the matter and having had the benefit of counsel, that the restrictions, duration and geographical limitations contained in this Article 11 are reasonable. The Parties agree that they shall not seek to avoid the obligations hereunder by claiming “unreasonableness” in the restrictions, or the duration or geographical limitations. If any portions of the terms of this Agreement are held to be unreasonable, arbitrary or against public policy by a Court of competent jurisdiction, such portion of the covenant shall be considered divisible as to both time and geographical area. The Parties agree that if a court of competent jurisdiction determines the specified time period or specified geographical area applicable to this covenant to be unreasonable, arbitrary or against public policy, the lesser time period or geographical area which is deemed to be reasonable, not arbitrary and not against public policy, shall be enforced against Employee.
          11.5. Injunctive Relief. Employee recognizes and agrees that the limitations and restrictions set forth herein are reasonable and necessary for the protection of the goodwill, legitimate business interests and Confidential Information of the Employer. It is further recognized and agreed between the Employer and Employee that damages at law will be an insufficient remedy to the Employer in the event that Employee violates the terms of this Agreement, and the Employer will suffer irreparable harm if Employee does so violate the terms of this Agreement. Therefore, in the event Employee breaches this covenant, or any of the confidentiality provisions of this Agreement, the Employer shall have the right not only to pursue an action at law for damages, but also to pursue an action for injunctive relief and specific performance of these covenants, without the necessity of posting bond, from any court of competent jurisdiction. Employee further agrees that in the event the Employer incurs any fees or costs in order to enforce the provisions contained in this Agreement and Employer is the prevailing party, Employee shall pay all fees and costs so incurred by the Employer, including, but not limited to, reasonable attorneys’ fees and court costs incurred at any trial, appellate or bankruptcy court proceedings. In the event Employee is the prevailing party, Employer shall pay all fees incurred by Employee including reasonable attorney’s fees and court costs.
          11.6. Independent Agreement It is understood by the parties that the foregoing covenants contained in this Agreement shall be construed to be agreements independent of any other elements of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provisions in this Agreement, or otherwise, as a result of the relationship between the Parties, shall not constitute a defense to the enforcement of the covenants contained in this Agreement.
          11.7. Survival. The provisions of Articles 10, 11 and 12, as well as all sections or paragraphs thereof, including all confidentiality and non-competition restrictive covenants, shall survive the termination of this Agreement.
          11.8. Assigns. The provisions of Articles 10, 11 and 12, as well as all sections or paragraphs thereof, shall specifically apply to any transferee, successor or assign of the Employer.
          11.9 Employer and Parent. For purposes of Articles 5, 6, 7, 9.3.1(ii), 9.4, 10, 11, and 12, as well as all sections or paragraphs thereof, the term Employer shall also include Parent, Employer, and any affiliates or subsidiaries thereof, whether wholly or partially owned.

     12. Developments. Employee will make full and prompt disclosure to the Employer of all inventions, know-how, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, and all intellectual property rights, including but not limited to patents, copyrights, trade secrets and trademarks, and all books and records related thereto which are or were created, made, conceived, reduced to practice by or became owned by the Employee or under his direction or jointly with others prior to or during his employment by the Employer, whether or not during normal working hours or on the premises of the Employer (all of which matters described in this Section are collectively referred to in this Agreement as “Developments”).
          12.1. Employee agrees to assign and does hereby grant, assign, convey and transfer to the Employer, or any person or entity designated by the Employer, all his right, title, and interest in and to all Developments and the Developments are and shall be the sole and exclusive property of the Employer. Employee shall not be entitled to any additional or special compensation for any Developments which the Employer acquires hereunder.
          12.2. Employee agrees to cooperate fully with Employer, both during and after his employment with the Employer, with respect to the procurement, assignment, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to the Developments; and, if such cooperation by Employee is required after Employee has ceased to be employed by the Employer, then the Employer will reimburse the Employee for any expenses reasonably incurred by Employee in connection with such cooperation. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which are reasonably necessary to the Employer in order to protect its rights and interests in any Developments.
     13. Indemnification. The Employee hereby covenants and agrees he will not do any act, or incur any obligation, on behalf of the Employer of any kind whatsoever, except as authorized by the Employer or within the course and scope of his employment responsibilities hereunder, and the Employee hereby agrees to indemnify and hold the Employer harmless from any obligation or liability, including the reasonable attorneys’ fees and expenses of legal defense, arising out of his breach of any of the provisions hereof.
          The Employer hereby covenants and agrees that it will indemnify and hold the Employee harmless from any obligation or liability arising out of the Employee’s performance of any obligations or duties required under the terms and conditions of this Agreement, or otherwise incurred in the course and scope of the Employee’s performance of his employment obligations on behalf of the Employer, to the full extent provided in Employer’s Certificate of Incorporation and Bylaws.
     14. Notices. All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the second business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Employer:	Express-1 Expedited Solutions, Inc.
429 Post Road
Buchanan, Michigan 49107
Attn: Mark Patterson

To Employee:	Gerald Post
3N125 Morningside Avenue
Wes Chicago, IL 60185
or to such other person as either Party shall designate to the other for such purposes in the manner hereinabove set forth.
     15. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.
     16. Merger. This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral, are superseded hereby, merged herein and shall be of no further force or effect.
     17. Survival. The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any party.
     18. Severability. If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions or such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.
     19. Governing Law and Venue. This Agreement shall be construed in accordance with the laws of the State of Michigan and any proceeding arising between the Parties in any matter pertaining or related to this Agreement or a breach hereof shall, to the extent permitted by law, be held exclusively in the courts, state or federal, of Berrien County, Michigan.
     20. Litigation. In any action between the Parties to enforce, interpret or for breach of any of the terms of his Agreement, or any other matter arising out of or related to Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees up to and including all negotiations, trials, appeals, or bankruptcy proceedings, and whether or not litigation is initiated.
     21. Benefit of Agreement. This Agreement may be assigned only by the Employer, the Employee’s duties being of a personal nature. Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees.
     22. Further Assurances. The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

     23. Status. Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee.
     24. Counterparts. This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the date first set forth above.

Concert Group Logistics, Inc.

By:
Name:	Mark Patterson
Title:	Secretary

Express-1 Expedited Solutions, Inc.

By:
Name:	Mark Patterson
Title:	Chief Financial Officer

Gerald Post